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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-143451 on Form S-3 of our reports dated March 1, 2010, relating to the consolidated financial statements of KKR Financial Holdings LLC and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of KKR Financial Holdings LLC for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 1, 2010

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  Exhibit 23.1